Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

First Montauk Financial Corp.

We hereby consent to the incorporation in the Company's previously filed Registration Statement of Form S-8 (Nos. 333-123066 filed March 1, 2005) of our report dated March 27, 2008 relating to the consolidated financial statements of First Montauk Financial Corp. and Subsidiaries included in this Form 10-K for the year ended December 31, 2007.


/s/ Lazar Levine & Felix LLP

LAZAR LEVINE & FELIX LLP
Morristown, New Jersey
May 18, 2009